SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[  Amendment No. __  ]

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AVANTGO, INC.

(Name of Registrant as Specified in Its Charter)

SYBASE, INC.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Filed by Sybase, Inc.
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934

Subject Company: AvantGo, Inc.
Commission File No.: 000-31561

     The following slides were used by Sybase, Inc. as part of a slide presentation given to certain employees of AvantGo, Inc. on February 20, 2003:

Why We're Excited About AvantGo? The Technology Complementary products with common target markets The People Expand both our business and engineering capabilities The Customers Both corporate customers and MyAvantGo users

iAnywhere Solutions & AvantGo: The Bottom Line Market leadership and focus Technology & brand recognition Strategic partnerships with industry leaders Thousands of proven customer successes